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                                     (j)(1)

                     Consent of PricewaterhouseCoopers LLP.

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                                                                  Exhibit (j)(1)

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Statement of Additional Information, which is incorporated by reference in Post-Effective Amendment No. 58 to the Registration Statement on Form N-1A of our report dated August 14, 2002 relating to the financial statements and financial highlights which appears in the June 30, 2002 Annual Report to the Shareholders of the One Group Mutual Funds, which are also incorporated by reference into the Registration Statement. We also consent to the reference to our Firm under the captions "Financial Highlights", "Experts" and "Financial Statements" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

Columbus, Ohio
December 18, 2002